UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 7, 2020, Gevo, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) among the Company, the guarantors party thereto (the “Guarantors”) and Whitebox Advisors LLC (“Whitebox”) for itself and on behalf of the holders of the Company’s 12.0% Convertible Senior Secured Notes due 2020/2021 (the “2020/2021 Notes”). The Letter Agreement amends, among other things, that certain Exchange and Purchase Agreement, dated as of January 10, 2020 (the “Purchase Agreement”), between the Company, the Guarantors, the initial holder of the 2020/2021 Notes and Whitebox, in its capacity as representative of the initial holder to, among other things, extend until June 30, 2020 the deadline for securing stockholder approval of the Company’s proposal to authorize the issuance under the Indenture (as defined below) of shares of the Company’s common stock representing more than 19.99% of the aggregate number of shares of common stock outstanding as of January 10, 2020 (the “Stockholder Proposal”) which, when coupled with a reduction in the outstanding principal amount of all securities issued by the Company under the Indenture, would extend the maturity date of the 2020/2021 Notes until April 1, 2021.

On April 7, 2020, the Company entered into a First Supplemental Indenture (the “First Supplemental Indenture”) among the Company, the Guarantors, Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”), the holders set forth on Schedule I thereto (the “Requisite Holders”) and Whitebox as representative of the Requisite Holders. The First Supplemental Indenture amends that certain Indenture (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”) among the Company, the Guarantors, the Trustee, and the Collateral Trustee, dated as of January 10, 2020, to, among other things, (a) extend until June 30, 2020 the deadline for securing approval of the Stockholder Proposal and (b) revise the definition of “Redemption Price” to provide that the Redemption Make-Whole Payment (as defined in the First Supplemental Indenture) applies only to a redemption of 2020/2021 Notes that occurs on or after December 31, 2020.

The foregoing descriptions of the First Supplemental Indenture and the Letter Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such agreements, copies of which are attached as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

First Supplemental Indenture, dated April 7, 2020, by and among Gevo, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee, the requisite holders and Whitebox Advisors LLC.

10.1	Letter Agreement, dated April 7, 2020, by and among Gevo, Inc., the guarantors party thereto and Whitebox Advisors LLC, for itself and on behalf of the holders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: April 9, 2020	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary